Exhibit 10.5

                                 PROMISSORY NOTE

                                                         Dated:  August 31, 2005

1.    Principal / Borrowers Promise to Pay

FOR VALUE RECEIVED, the undersigned, AGU ENTERTAINMENT CORP., a Colorado corporation whose address is 3200 Oakland Park Blvd., Lauderdale Lakes, Florida 33311 ("Borrowers"), promises to pay to Daniel K. Kast and Lenore S. Kast, (collectively, the "Lender"), whose address is 21875 Cartagena Drive, Boca Raton, Florida 33428, the principal sum of $200,000.00, with annual interest thereon calculated in accordance with the terms and provisions provided below. All sums owing under this Note are payable in lawful money of the United States of America.

2.    Interest

      Interest accrued on this Note shall be payable at a fixed annual rate of 6.0%, until such time as this Note is paid in full.

      All amounts required to be paid under Lender's Note shall be payable at Lender's office located at 21875 Cartagena Drive, Boca Raton, Florida 33428, or at another place as Lender, from time to time, may designate in writing.

      Interest calculations shall be based on a 360 day year and charged on the basis of actual days elapsed.

3.    Accrual of Monthly Interest

      Accrual of Monthly Interest With Balloon Payment. Interest on the outstanding principal balance shall be accrued monthly commencing on the date hereof, and continuing thereafter until the Maturity Date at which time the entire unpaid balance, together with all accrued interest and fees, shall be due and payable in full.

4.    Maturity Date

      The entire principal balance of this Note, together with all accrued and unpaid interest and fees, shall be due and payable on September 15, 2005 ("Maturity Date"), unless otherwise prepaid in accordance with the terms of this Note.

5.    Prepayment

      Borrowers may prepay the whole or any portion of this Note on any date, upon five days' notice to Lender; however, such prepayment shall not affect Lender's right to exercise his Option to Purchase.

6.    Late Charge

      If any required payment, including the final payment due on the maturity date, is not paid within 15 days from and including the date upon which it was due (whether by acceleration or otherwise), then, in each such event, all past due amounts shall be subject to a late penalty of five (.05) cents on every dollar owed (the "late penalty"). This late penalty shall be in addition to any other interest due as provided for in Paragraph 2 and in addition to all other rights and remedies provided herein or by law for the benefit of the holder on a default. The acceptance of any payment by the holder of the Note shall not act to restrict the holder at all in exercising any other rights under the Note or the law, to waive or release Borrowers from any obligations contained herein, or to extend the time for payments due under this Note.

7.    Default and Remedies

      If Borrowers fail to pay principal and/or interest on the date on which it falls due or to perform any of the agreements, conditions, covenants, provisions, or stipulations contained in this Note, then Lender, at its option and without notice to Borrowers, may declare immediately due and payable the entire unpaid balance of principal with interest from the date of default at the rate of 12% per year and all other sums due by Borrowers hereunder anything herein to the contrary notwithstanding. Payment of this sum may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Lender in this Note. In that case, Lender also may recover all costs in connection with suit, a reasonable attorney's fee for collection, and interest on any judgment obtained by Lender at the rate of 12% per year.

      The remedies of Lender and the warrants provided in this Note shall be cumulative and concurrent, and they may be pursued singly, successively, or together at the sole discretion of Lender. They may be exercised as often as occasion shall occur, and failing to exercise one shall in no event be construed as a waiver or release of it.

8.    Attorneys' Fees and Costs

      Borrowers shall pay all attorneys fees in connection with the preparation of this Note. If Lender engages any attorney to enforce or construe any provision of this Note, or as a consequence of any default whether or not any legal action is filed, Borrowers immediately shall pay on demand all reasonable attorneys' fees and other Lender's costs, together with interest from the date of demand until paid at the highest rate of interest then applicable to the unpaid principal, as if the unpaid attorneys' fees and costs had been added to the principal.

9.    Waivers

      (a) Borrowers hereby waive and release all benefit that might accrue to Borrowers by virtue of any present or future laws of exemption with regard to real or personal property or any part of the proceeds arising from any sale of that property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Borrowers agree that any real estate that may be levied on under a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold on any writ in whole or in part in any order desired by Lender.

      (b) Borrowers and all endorsers, sureties, and guarantors jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest, notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note. They agree that each shall have unconditional liability without regard to the liability of any other party and that they shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender. Borrowers and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution, and they agree that additional borrowers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

      (c) Lender shall not be considered by any act of omission or commission to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

10.   Notices

      All notices required under or in connection with this Note shall be delivered or sent by certified or registered mail, return receipt requested, postage prepaid, to the addresses set forth in Paragraph 1 hereof, or to another address that any party may designate from time to time by notice to the others in the manner set forth herein. All notices shall be considered to have been given or made either at the time of delivery thereof to an officer or employee or on the third business day following the time of mailing in the aforesaid manner.

11.   Costs and Expenses

      Borrowers shall pay the cost of any revenue tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

12.   No Partnership or Joint Venture

      Nothing contained in this Note or elsewhere shall be construed as creating a partnership or joint venture between Lender and Borrowers or between Lender and any other person or as causing the holder of the Note to be responsible in any way for the debts or obligations of Borrowers or any other person.

13.   Interest Rate Limitation

      Notwithstanding anything contained herein to the contrary, the holder hereof shall never be entitled to collect or apply as interest on this obligation any amount in excess of the maximum rate of interest permitted to be charged by applicable law. If the holder of this Note ever collects or applies as interest any such excess, the excess amount shall be applied to reduce the principal debt; and if the principal debt is paid in full, any remaining excess shall be paid forthwith to Borrowers. In determining whether the interest paid or payable in any specific case exceeds the highest lawful rate, the holder and Borrowers shall to the maximum extent permitted under applicable law (a) characterize any non principal payment as an expense, fee, or premium rather than as interest; (b) exclude voluntary prepayments and the effects of these; and (c) spread the total amount of interest throughout the entire contemplated term of the obligation so that the interest rate is uniform throughout the term. Nothing in this paragraph shall be considered to increase the total dollar amount of interest payable under this Note.

14.   Obligations of the Persons Under this Note

      If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that any one of us may be required to pay all of the amounts owed under this Note.

15.   Modification

      In the event this Note is pledged or collaterally assigned by Lender at any time or from time to time before the maturity date, neither Borrowers nor Lender shall permit any modification of this Note without the consent of the pledgee/assignee.

16.   Number and Gender

      In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

17.   Headings

      Headings at the beginning of each numbered paragraph of this Note are intended solely for convenience of reference and are not to be construed as being a part of the Note.

18.   Time of Essence

      Time is of the essence with respect to every provision of this Note.

19.   Governing Law

      This Note shall be construed and enforced in accordance with the laws of the State of Florida, except to the extent that federal laws preempt the laws of the State of Florida.

      IN WITNESS WHEREOF, Borrowers have executed this Promissory Note on the date set forth above.

Signed in the presence of:                  AGU Entertainment Corp

                                            By:/s/ David Levy
                                               ---------------------------------
                                               David Levy, President

PREPARED BY:  Blank Rome LLP
1200 N. Federal Highway
Suite 417
Boca Raton, FL 33432
Attn: Bruce C. Rosetto, Esq.